Exhibit (h)(4)

FORM OF FOLLOW-ON DEALER MANAGER AGREEMENT

WHEREAS, Owl Rock Capital Securities LLC, a Delaware limited liability company (the “Dealer Manager”), serves as the  dealer manager to Owl Rock Capital Corporation II, a Maryland corporation (the “Company”), in its initial public offering  (the “Initial Offering”) of up to 264,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-213715) (the “Existing Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2016, as supplemented and amended from time to time, and a Dealer Manager Agreement, dated February 8, 2017 (the “Dealer Manager Agreement”), among the Company, the Dealer Manager and Owl Rock Capital Advisors, LLC, a Delaware limited liability company and investment adviser to the Company (the “Adviser”);

WHEREAS, on June 18, 2019, the Company filed a registration statement on Form N-2 (File No. 333-23218) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of up to an additional 160,000,000 shares of Common Stock (the “Follow-On Shares”);

WHEREAS, the Company desires that the Dealer Manager be engaged to sell and distribute the Follow-On Shares in the Follow-On Offering pursuant to the terms of this Follow-On Dealer Manager Agreement;

WHEREAS, the Dealer Manager intends to enter into follow-on participating broker-dealer agreements in the form attached hereto as Exhibit A-1 (the “Short Form Follow-On Participating Broker-Dealer Agreement”), pursuant to which participating broker-dealers (each, an “Existing Participating Broker-Dealer”) engaged by the Dealer Manager to participate in the distribution of the Common Stock in the Initial Offering will sell and distribute the Follow-On Shares in the Follow-On Offering; and

WHEREAS, the Dealer Manager intends to enter into follow-on participating broker-dealer agreementS in the form attached hereto as Exhibit A-2 (the “Long Form Follow-On Participating Broker-Dealer Agreement” and each of the Long Form Follow-On Participating Broker-Dealer Agreement and the Short Form Follow-On Participating Broker Dealer Agreement, a “Follow-On Participating Broker Dealer Agreement”), pursuant to which participating dealers (each, an “New Participating Broker-Dealer” and each New Participating Broker-Dealer and Existing Participating Broker Dealer a “Participating-Broker Dealer”) engaged by the Dealer Manager to participate in the distribution of the Common Stock, who was not previously engaged to participate in the distribution of the Common Stock in the Initial Offering, will sell and distribute the Follow-On Shares in the Follow-On Offering; and

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Dealer Manager Agreement. The provisions of the Dealer Manager Agreement in effect as of the date hereof are hereby incorporated by reference and made a part of this Follow-On Dealer Manager Agreement, subject to the following amendments and supplements:

a.              Offered Shares. The term “Offered Shares” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

b.              Offering. The term “Offering” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Offering.

c.               Registration Statement and Prospectus. The term “Registration Statement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Registration Statement and all references in the Dealer Manager Agreement to “No. 333-213715” are hereby deleted and replaced in their entirety with the following: “No. 333-23218.” For the avoidance of doubt, the term “Prospectus” means the prospectus in the form constituting a part of the Follow-On Registration Statement, as well as in the form filed with the SEC pursuant to Rule 497 after the Follow-On Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto.

d.              Offering Price. The initial offering price of the Follow-On Shares in the Follow-On Offering shall be the price per share of Common Stock set forth in the Prospectus (subject to adjustments described or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution”).

e.    Participating Broker-Dealer Agreement. The term “Participating Broker-Dealer Agreement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean, as applicable, the Short Form Follow-On Participating Broker-Dealer Agreement attached hereto as Exhibit A-1 and the Long Form Follow-On Participating Broker-Dealer Agreement attached hereto as Exhibit A-2, pursuant to which Participating Broker-Dealers will sell and distribute the Follow-On Shares in the Follow-On Offering.

g.    Effectiveness. This Follow-On Dealer Manager Agreement shall be effective upon the earlier of (i) February 3, 2020 and (ii) the date upon which the Company terminates the Initial Offering. All references in the Dealer Manager Agreement to “the date hereof” are hereby deleted and replaced in their entirety with the following: “the effective date of this Agreement.”

h.              Entire Agreement. The provisions of the Dealer Manager Agreement incorporated by reference herein, and this Follow-On Dealer Manager Agreement, together with the Exhibits attached, shall constitute the entire agreement among the parties and shall supersede any understanding, whether written or oral, prior to the date hereof with respect to the Follow-On Offering.

2. Continued Effect of Existing Dealer Manager Agreement. All terms and conditions of the existing Dealer Manager Agreement between the Company and the Dealer Manager with respect to the shares of Common Stock to be issued and sold pursuant to the Existing Registration Statement shall remain unmodified and in full force and effect.

3. Effect of Future Amendments. For the avoidance of doubt, any amendment, supplement or other modification to any provision(s) of the Dealer Manger Agreement entered into after the date hereof shall not be incorporated and made part of this Follow-On Dealer Manager Agreement, unless expressly agreed to by the parties hereto in writing.

4. Counterparts. The parties hereto may sign any number of copies of this Follow-On Dealer Manager Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Follow-On Dealer Manager Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Follow-On Dealer Manager Agreement or such other document or instrument, as applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Follow-On Dealer Manager Agreement to be duly executed as of the last date written below.

COMPANY:

Date:	OWL ROCK CAPITAL CORPORATION II

By:
Name:
Title:

DEALER MANAGER:

Date:	OWL ROCK CAPITAL SECURITIES LLC

By:
Name:
Title:

ADVISOR:

Date:	OWL ROCK CAPITAL ADVISORS, LLC

By:
Name:
Title:

EXHIBIT A-1

FORM OF SHORT FORM FOLLOW-ON

PARTICPATING BROKER-DEALER AGREEMENT

EXHIBIT A-2

FORM OF LONG FORM FOLLOW-ON

PARTICPATING BROKER-DEALER AGREEMENT